SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): October 17, 2005

ANTEON INTERNATIONAL CORPORATION

(Exact Name of Registrant as Specified in Charter)

Delaware	001-31258	13-3880755
(State or Other Jurisdiction of Incorporation)	Commission File Number)	(IRS Employer Identification No.)

3211 Jermantown Road, Suite 700 Fairfax, Virginia	22030-2801
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (703) 246-0200

NOT APPLICABLE

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02  Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

On October 17, 2005, Mr. Thomas J. Tisch resigned as a member of our board of directors. There was no known disagreement with Mr. Tisch on any matter relating to our operations, policies or practices.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ANTEON INTERNATIONAL CORPORATION

Date: October 20, 2005	/s/ Curtis L. Schehr
Curtis L. Schehr Senior Vice President, General Counsel and Secretary